1992 EMPLOYEE STOCK OPTION PLAN, AS AMENDED

1.  PURPOSE

	The purpose of this Employee Stock Option Plan (the "Plan") is to enable Stuarts Department Stores, Inc. (the "Company") to attract and retain key employees and provide them with an incentive to maintain and enhance the Company's long-term performance record. It is intended that this purpose will best be achieved by granting eligible key employees incentive stock options ("ISOs") and/or non-qualified stock options ("NQSOs") under this Plan pursuant to the rules set forth in Sections 83 and 422 of the Internal Revenue Code, as amended from time to time.

2.  ADMINISTRATION

	The Plan shall be administered by a committee consisting of three or more members of the Company's Board of Directors (the "Committee") none of whom during the twelve months prior to commencement of service on the Committee, or during such service, has been granted or awarded any equity security or derivative security of the Company pursuant to the Plan or, except as permitted by Rule 16b-3(c)(2)(i) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange
Act"), any other plan of the Company. Subject to the provisions of the Plan, the Committee shall possess the authority, in its discretion, (a) to determine the key employees of the Company to whom, and the time or times at which, ISOs and/or NQSOs (collectively referred to as "options") shall be granted and the number of shares to be subject to each option; (b) to determine at the time of grant whether an option will be an ISO or a NQSO;
(c) to prescribe the form of the option agreements and any appropriate terms and conditions applicable to the options; (d) to interpret the Plan; (e) to make and amend rules and regulations relating to the Plan; and (f) to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations shall be conclusive and binding. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any option granted hereunder.

3.  ELIGIBLE KEY EMPLOYEES

	Options may be granted under the Plan only to key employees of the Company and its wholly-owned subsidiary, S.D.S., Inc. who have the capability of making a substantial contribution to the success of the Company.

4.  SHARES AVAILABLE

	An aggregate of 2,000,000 shares of the Common Stock (par value $.01 per share) of the Company (subject to adjustment or substitution as provided in Section 8 hereof) shall be available for the grant of options under the Plan. Such shares may be authorized and unissued shares. If an option expires, terminates or is cancelled without being exercised, new options may thereafter be granted covering such shares. Annual awards are limited to options for the purchase of no more than 150,000 shares of Common Stock (subject to adjustment or substitution as provided in Section 8 hereof). No option may be granted more than ten years after the effective date of the Plan.

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5.  TERMS AND CONDITIONS OF ISOs

	Each ISO granted under the Plan shall be evidenced by an ISO option agreement in such form as the Committee shall approve from time to time, which agreement shall conform with this Plan and contain the following terms and conditions:

		(a) Exercise Price. The exercise price per share of stock under each option shall be equal to the greater of $.75 and the fair market value of the Common Stock at the time such option is granted, as determined by the Committee. If an ISO is granted to an employee who at the time of such grant owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or a subsidiary (a
"10% Shareholder"), the purchase price per share of stock under such option shall be equal to the greater of $.75 and 110 percent of the fair market value of such stock on the date such option is granted.

		(b) Duration of Option. Each option by its terms shall not be exercisable after the expiration of ten years from the date such option is granted provided that, in the case of an ISO granted to a 10% Shareholder, such option shall not be exercisable more than five years from the date such option is granted.

		(c) Options Nontransferable. Each option by its terms shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the optionee's lifetime, only by the optionee, the optionee's guardian or the optionee's legal representative.

		(d) Exercise Terms. Each option granted under the Plan may be exercised at such time and in such manner as specified by the Committee which may, among other things, provide that options may become subject to exercise in installments.

		(e) Maximum Value of ISO Shares. No ISO shall be granted to an employee under this Plan or any other ISO plan of the Company or its subsidiaries to purchase shares as to which the aggregate fair market value (determined as of the date of grant) of the Common Stock which first become exercisable by the employee in any calendar year exceeds $100,000.

		(f) Payment of Exercise Price. An option shall be exercised upon written notice to the Company accompanied by payment in full for the shares being acquired. The payment shall be made in cash, by check or, if the option agreement so permits, by delivery of shares of Common Stock of the Company registered in the name of the optionee, duly assigned to the Company with the assignment guaranteed by a bank, trust company or member firm of the New York Stock Exchange, or by a combination of the foregoing. Any such shares so delivered shall be deemed to have a value per share equal to the fair market value of the shares on such date.

		(g) General Restriction. The Company shall not be required to deliver any certificate upon the exercise of an option until it has been furnished with such opinion, representation or other document as it may reasonably deem necessary to insure compliance with any law or regulation of the Securities and Exchange Commission or any other governmental authority having jurisdiction under this Plan. Certificates delivered upon such exercise may bear a legend restricting transfer absent such compliance. Each option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee of Directors in the exercise of its reasonable judgment.

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6.  TERMS AND CONDITIONS FOR NQSOs

	Each NQSO granted under the Plan shall be evidenced by a NQSO option agreement in such form as the Committee shall approve from time to time, which agreement shall conform to this Plan and contain the same terms and conditions as the ISO option agreements except that the 10% Shareholder rules of Sections 5
(a) and (b) and the maximum value of share rules of Section 5(e) shall not apply to NQSO grants. To the extent an option initially designated as an ISO exceeds the value limit of
Section 5(e), it shall be deemed a NQSO and shall otherwise remain in full force and effect.

7.  TERMINATION OF EMPLOYMENT

	If the employment of an optionee terminates by reason of death or disability (as determined by the Committee), any option may be exercised by the optionee or, in the event of the optionee's death, by the optionee's personal representative at any time prior to the earlier of the expiration date of the option or the expiration of one year after the date of termination, but only if, and to the extent that, the optionee was entitled to exercise the option at the date of such termination. Upon termination of the optionee's employment for any reason other than death or disability, any vested option that was exercisable immediately preceding termination may be exercised at any time prior to the earlier of the expiration date of the option or the expiration of three months after the date of such termination.
In the event of retirement, the three month period specified in the preceding sentence shall be extended to one year in the case of NQSOs. Notwithstanding the foregoing, an option may not be exercised after termination of employment if the Committee reasonably determines that the termination of employment of such optionee resulted from willful acts, or failure to act, by the optionee detrimental to the Company or any of its subsidiaries.

	Unless otherwise determined by the Committee, an authorized leave of absence shall not constitute a termination of employment for purposes of this Plan. For purposes of this Section, retirement means that an optionee terminates employment at or after the date on which the optionee reaches any normal retirement age specified in any policy adopted by the Board or, in the absence of such policy, age 65.

8.  ADJUSTMENT OF SHARES

	In the event of any change in the Common Stock of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, the number and kind of shares which thereafter may be subject to an option under the Plan and the number and kind of shares set forth in options under outstanding agreements and the price per share shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

9.  WITHHOLDING TAXES

	Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and/or local withholding tax requirements.

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10.  NO EMPLOYMENT RIGHTS

	The Plan and any options granted under the Plan shall not confer upon any optionee any right with respect to continuance as an employee of the Company or any subsidiary, nor shall they interfere in any way with the right of the Company or any subsidiary to terminate the optionee's position as an employee at any time.

11.  RIGHTS AS A SHAREHOLDER

	The recipient of any option under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to the recipient.

12.  CHANGE IN CONTROL

	Upon acquisition (other than pursuant to that certain Joint Plan of Reorganization of the Company dated July 22, 1992, as confirmed by the United States Bankruptcy Court for the District of Massachusetts, Western Division, on October 13, 1992 (the
"Joint Plan of Reorganization")) of thirty percent or more of the Company's outstanding shares of stock having general voting rights by an unaffiliated person (other than by any person(s) acquiring any such shares directly from Shawmut within two years from the date of acquisition of such shares by Shawmut pursuant to the Joint Plan of Reorganization), entity or group, the Committee shall notify, in writing, each holder of an outstanding option of such change in control. Notwithstanding any other provision of this Plan or any option agreement, all options shall become fully exercisable on receipt of such notice. All outstanding options shall expire if not exercised within 30 days of receipt of the notice of a change of control.

13.  AMENDMENT AND DISCONTINUANCE

	This Plan may be amended, modified or terminated by the shareholders of the Company or by the Committee of Directors, except that the Committee may not, without approval of the shareholders, materially increase the benefits accruing to participants under the Plan, increase the maximum number of shares as to which options may be granted under the Plan, change the minimum exercise price, change the class of eligible persons, extend the period for which options may be granted or exercised, or withdraw the authority to administer the Plan from the Committee or a committee of the Committee consisting solely of disinterested Committee members; provided, however, that, to the extent permitted by law, the Committee may amend the Plan without the approval of shareholders, to the extent it deems necessary to cause the Plan to comply with Securities and Exchange Commission Rule 16b-3 or any successor rule, as it may be amended from time to time. Notwithstanding the foregoing, during the one-year period following the consummation of the Joint Plan of Reorganization, this Plan may be amended, modified or terminated only in accordance with the provisions of the Joint Plan of Reorganization requiring a two-thirds (2/3) vote of the shareholders of the Company for any such action. Except as required by law, no amendment, modification, or termination of the Plan may, without the written consent of an optionee to whom any option shall theretofore have been granted, adversely affect the rights of such optionee under such option.

14.  EFFECTIVE DATE

	The effective date of the Plan shall be the date this Plan is approved by the Company's Board of Directors provided that the Plan is approved by the Company's shareholders within 12 months before or after such approval by the Board.

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15.  DEFINITIONS

	Any terms or provisions used herein which are defined in Sections 83, 421, or 422 of the Internal

Revenue Code, as amended, or the regulations thereunder or corresponding provisions of subsequent laws and regulations in effect at the time options are made hereunder, shall have the meanings as therein defined.

16.  GOVERNING LAW

	To the extent not inconsistent with the provisions of the Internal Revenue Code that relate to incentive stock options and non-qualified stock options, this Plan and any option agreement adopted pursuant to it shall be construed under the laws of the State of Delaware.

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